Exhibit 99.1

MURPHY OIL ANNOUNCES EARNINGS AND DRY HOLE AT PENAGA

EL DORADO, Arkansas, February 2, 2005 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the fourth quarter of 2004 was $134.5 million, $1.44 per share, compared to net income of $58.7 million, $.63 per share, in the fourth quarter of 2003. Net income in the current period included income from discontinued operations of $2.7 million, $.03 per share, associated with conventional oil and gas assets in Western Canada that were sold in the second quarter 2004. Income from discontinued operations in the fourth quarter of 2003 was $2.3 million, $.02 per share. Income from continuing operations in the 2004 fourth quarter was $131.8 million, $1.41 per share, compared to $56.4 million, $.61 per share, in the same period of 2003.

For the year of 2004, net income totaled $701.3 million, $7.51 per share, compared to $294.2 million, $3.17 per share, for the 2003 period. Continuing operations earned $496.4 million, $5.31 per share, in 2004 and $278.4 million, $3.00 per share, in 2003. Income from discontinued operations was $204.9 million, $2.20 per share, in 2004, while the same period in 2003 totaled $22.8 million, $.25 per share. Income from discontinued operations in 2004 included a net gain on asset sale of $171.1 million.

Fourth Quarter 2004 Compared To Fourth Quarter 2003

Reviewing quarterly results by type of business, the Company’s income from continuing exploration and production operations was $152.7 million in the fourth quarter of 2004 compared to $81.8 million in the same quarter of 2003. The earnings improvement in 2004 was primarily caused by higher tax benefits and higher oil and natural gas sales prices. These favorable variances were partially offset by lower oil and natural gas sales volumes. The 2004 fourth quarter included a $31.9 million income tax benefit related to Block K, Malaysia, while 2003 included a $10.1 million tax benefit from an enacted reduction in Canadian income tax rates. The Company’s worldwide crude oil and condensate sales prices averaged $39.51 per barrel for the 2004 quarter compared to $26.53 per barrel in the fourth quarter of 2003. North American natural gas sales prices averaged $7.48 per thousand cubic feet (MCF) in the fourth quarter 2004 compared to $4.65 per MCF in the same quarter of 2003. Total crude oil and gas liquids production from continuing operations was 93,632 barrels per day in the fourth quarter of 2004 compared to 83,664 barrels per day in the 2003 quarter, with the net increase primarily attributable to production at the Medusa, Habanero and Front Runner fields in the deepwater Gulf of Mexico and in Block SK 309 in Malaysia. Front Runner commenced production in December 2004 and the other two deepwater Gulf of Mexico fields had a full quarter of production in 2004 compared to a partial quarter in 2003. Crude oil sales volumes from continuing operations averaged 81,282 barrels per day in the fourth quarter of 2004 compared to 85,658 barrels per day in the 2003 period. No sales occurred from Block 16 in Ecuador in the 2004 fourth quarter due to a dispute between the Company and the operator of the field over the Company’s new transportation and marketing arrangements. The Company expects to make up this underlift position in Ecuador during 2005. Natural gas sales volumes from continuing operations were 92 million cubic feet per day in the 2004 quarter compared to 113 million cubic feet per day in the 2003 quarter. The bulk of the decline in natural gas sales in the 2004 quarter was caused by no production from Viosca Knoll Block 783 due to downtime for repair of damages from Hurricane Ivan. Murphy’s share of sales from this field was 17 million cubic feet per day in the 2003 quarter. Exploration expenses were $21.8 million in the 2004 quarter compared to $24.5 million in the same period of 2003, with the decrease primarily due to lower dry hole costs in the U.S. and offshore Ireland, partially offset by higher dry holes in Malaysia.

The Company’s refining and marketing operations generated a profit of $30.1 million in the most recent quarter compared to a loss of $12.9 million in the 2003 quarter. The improvement was due to significantly better margins in North America and the United Kingdom.

The after-tax costs of the corporate functions were $51 million in the 2004 quarter compared to $12.5 million in the 2003 quarter. Losses on foreign exchange due to a weaker U.S. dollar increased net after-tax costs in the 2004 period by $10 million. Higher income tax costs were the other primary reasons for increased corporate costs in 2004. A $27.5 million tax charge was incurred in the fourth quarter 2004 related to a 5% withholding tax on a cash dividend from a Canadian subsidiary.

Year 2004 Compared to Year 2003

The exploration and production and refining and marketing businesses showed significantly improved financial results in 2004 compared to 2003. The Company’s exploration and production continuing operations earned $512.3 million in 2004 and $303.4 million in 2003. Higher oil and natural gas sales prices and higher oil sales volumes in 2004 were the primary reasons for better earnings in this business. Exploration expenses were $164.3 million in 2004 compared to $112.6 million in 2003, with the increase mostly due to higher costs for dry holes offshore Eastern Canada and in Malaysia. Crude oil and gas liquids production from continuing operations averaged 93,634 barrels per day in 2004 compared to 76,620 barrels per day in 2003. The 2004 oil production was an annual record for the Company, with the increase over 2003 primarily attributable to a full year of production at the Medusa and Habanero fields in the Gulf of Mexico and the West Patricia field in Malaysia. Natural gas sales from continuing operations were 109 million cubic feet per day in 2004 compared to 112 million cubic feet per day in 2003 as a decline in sales volumes in Canada and the U.K. was not fully offset by higher production at Medusa and Habanero in the Gulf of Mexico. Crude oil and condensate sales prices averaged $35.92 per barrel in the 2004 period compared to $26.15 per barrel in 2003. North American natural gas was sold for $6.34 per MCF in 2004, up from $5.13 in 2003. A $31.9 million income tax benefit was recognized in Malaysia in 2004 associated with inception-to-date Block K expenses.

The Company’s refining and marketing operations generated a profit of $81.9 million in 2004 compared to a loss of $11.2 million in 2003. The improved result in the current year was based on better margins in both the North American and U.K. businesses. The 2003 results were unfavorably affected by a fire and planned turnaround at the Meraux, Louisiana refinery.

Corporate after-tax costs were $97.8 million in 2004 compared to $13.8 million in 2003. The 2004 period included after-tax foreign exchange losses of $18.6 million, while 2003 included net foreign exchange benefits of $5.4 million. The 2003 period included a benefit on U.S. tax settlements of $20.1 million, while 2004 included a tax cost of $27.5 million for a 5% withholding tax on a dividend paid from a Canadian subsidiary. Additional components of the increased costs in the 2004 period included lower capitalized interest credits and higher administrative expenses for corporate compliance and retirement expenses.

The Company sold most of its conventional oil and gas assets in Western Canada in the second quarter of 2004 for cash proceeds of $583 million. The gain on disposal and operating results of these assets prior to their sale has been reported as discontinued operations for all periods presented.

Claiborne P. Deming, President and Chief Executive Officer, commented, “Production commenced during the fourth quarter at the Front Runner field (37.5%) in Green Canyon Blocks 338 and 339. In January 2005, we announced a deepwater Gulf of Mexico natural gas discovery at South Dachshund in Lloyd Ridge Blocks 1 and 2 (50%) and a significant oil discovery at the Azurite Marine #1 (85%) in the deep waters of the Republic of Congo. We are currently drilling appraisal wells at Thunderhawk (37.5%) and Makalu (10%) in the deepwater Gulf of Mexico. The Penaga #1 well, the second exploration well drilled in Block H, Malaysia, has been plugged and abandoned after encountering non-commercial quantities of hydrocarbons. The Company utilized cash dividends from subsidiaries in Canada and the U.K. to pay down approximately $434 million of long-term debt during the fourth quarter 2004. At year-end 2004, long-term debt stood at slightly less than 19% of capital employed. We anticipate total worldwide production in the first quarter 2005 of 131,000 barrels of oil equivalent per day. We currently expect earnings in the current quarter to be in the range of $.90 to $1.25 per share. Results could vary based on oil, gas and product prices, drilling results and timing of oil sales.”

The public is invited to access the Company’s conference call to discuss fourth quarter 2004 results on Thursday, February 3, at 12:00 p.m. CST either via the Internet through the Investor Relations section of Murphy Oil’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-257-3401. The telephone reservation number for the call is 11022152. Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through February 7 by calling 1-800-405-2236.

Summary financial data and operating statistics for the fourth quarter and full year 2004 with comparisons to 2003 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

####

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended December 31, 2004		Three Months Ended December 31, 2003*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$115.4	42.3	50.8	7.9
Canada	161.6	61.3	110.9	43.4
United Kingdom	36.3	14.7	44.5	18.8
Ecuador	.3	—	16.3	6.7
Malaysia	44.3	38.7	37.0	10.6
Other	.9	(4.3)	1.4	(5.6)

	358.8	152.7	260.9	81.8

Refining and marketing
North America	1,760.9	23.6	1,036.0	(17.1)
United Kingdom	200.6	6.5	125.8	4.2

	1,961.5	30.1	1,161.8	(12.9)

	2,320.3	182.8	1,422.7	68.9
Intersegment transfers elimination	(9.0)	—	(12.6)	—

	2,311.3	182.8	1,410.1	68.9
Corporate	(10.4)	(51.0)	6.6	(12.5)

Revenues/income from continuing operations	2,300.9	131.8	1,416.7	56.4
Discontinued operations, net of taxes	—	2.7	—	2.3

Total revenues/net income	$2,300.9	134.5	1,416.7	58.7

	Twelve Months Ended December 31, 2004		Twelve Months Ended December 31, 2003*
	Revenues	Income	Revenues	Income
Exploration and production
United States	$482.8	159.5	196.7	23.3
Canada	606.7	232.2	456.3	166.2
United Kingdom	197.4	87.1	221.6	95.3
Ecuador	30.8	6.6	41.9	16.7
Malaysia	167.2	38.3	77.7	10.7
Other	3.4	(11.4)	4.2	(8.8)

	1,488.3	512.3	998.4	303.4

Refining and marketing
North America	6,264.9	53.4	3,722.4	(21.2)
United Kingdom	678.3	28.5	483.8	10.0

	6,943.2	81.9	4,206.2	(11.2)

	8,431.5	594.2	5,204.6	292.2
Intersegment transfers elimination	(62.8)	—	(50.0)	—

	8,368.7	594.2	5,154.6	292.2
Corporate	(8.9)	(97.8)	10.0	(13.8)

Revenues/income from continuing operations	8,359.8	496.4	5,164.6	278.4
Discontinued operations, net of taxes	—	204.9	—	22.8

Revenues/income before cumulative effect of accounting change	8,359.8	701.3	5,164.6	301.2
Cumulative effect of accounting change, net of taxes	—	—	—	(7.0)

Total revenues/net income	$8,359.8	701.3	5,164.6	294.2

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

(Millions of dollars)	United States	Canada	United King-dom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended December 31, 2004
Oil and gas sales and other revenues	$115.4	112.0	36.3	.3	44.3	.9	49.6	358.8
Production expenses	19.7	12.2	3.0	.1	4.5	—	22.5	62.0
Depreciation, depletion and amortization	15.9	28.2	6.1	.1	8.0	—	2.8	61.1
Accretion of asset retirement obligations	1.0	.8	.3	—	.1	.1	.1	2.4
Storm damages and estimated retrospective insurance costs	6.1	2.9	2.4	—	.1	—	1.1	12.6
Exploration expenses
Dry holes	.6	(1.7)	.7	—	10.9	—	—	10.5
Geological and geophysical	4.4	(.1)	—	—	—	.4	—	4.7
Other	1.6	.1	(.1)	—	.1	.2	—	1.9

	6.6	(1.7)	.6	—	11.0	.6	—	17.1
Undeveloped lease amortization	3.4	.8	—	—	—	.5	—	4.7

Total exploration expenses	10.0	(.9)	.6	—	11.0	1.1	—	21.8

Selling and general expenses	5.1	1.4	.4	.1	1.3	2.7	.1	11.1
Income tax provisions (benefits)	15.3	22.3	8.8	—	(19.4)	1.3	6.8	35.1

Results of operations (excluding corporate overhead and interest)	$42.3	45.1	14.7	—	38.7	(4.3)	16.2	152.7

Three Months Ended December 31, 2003*
Oil and gas sales and other operating revenues	$50.8	88.8	44.5	16.3	37.0	1.4	22.1	260.9
Production expenses	9.4	9.3	3.5	5.8	4.0	—	17.1	49.1
Depreciation, depletion and amortization	10.4	25.0	9.4	3.0	8.2	—	2.4	58.4
Accretion of asset retirement obligations	.9	.7	.6	—	.1	—	.1	2.4
Exploration expenses
Dry holes	4.2	(.2)	—	—	4.3	4.0	—	12.3
Geological and geophysical	3.9	1.4	—	—	.9	.6	—	6.8
Other	1.7	.1	—	—	(.1)	—	—	1.7

	9.8	1.3	—	—	5.1	4.6	—	20.8
Undeveloped lease amortization	3.0	.7	—	—	—	—	—	3.7

Total exploration expenses	12.8	2.0	—	—	5.1	4.6	—	24.5

Selling and general expenses	4.5	1.7	.4	.2	1.0	1.9	.2	9.9
Income tax provisions	4.9	8.3	11.8	.6	8.0	.5	.7	34.8

Results of operations (excluding corporate overhead and interest)	$7.9	41.8	18.8	6.7	10.6	(5.6)	1.6	81.8

Twelve Months Ended December 31, 2004
Oil and gas sales and other revenues	$482.8	432.5	197.4	30.8	167.2	3.4	174.2	1,488.3
Production expenses	76.3	39.4	18.8	13.9	22.7	—	77.9	249.0
Depreciation, depletion and amortization	66.9	100.8	28.0	5.3	29.6	.1	10.8	241.5
Accretion of asset retirement obligations	3.7	2.9	2.3	—	.2	.4	.4	9.9
Storm damages and estimated retrospecive insurance costs	8.7	2.9	2.4	—	.1	—	1.1	15.2
Exploration expenses
Dry holes	41.3	21.4	.7	—	47.4	.1	—	110.9
Geological and geophysical	10.1	1.6	—	—	15.1	1.6	—	28.4
Other	5.6	1.8	.3	—	.2	.7	—	8.6

	57.0	24.8	1.0	—	62.7	2.4	—	147.9
Undeveloped lease amortization	12.8	2.7	—	—	—	.9	—	16.4

Total exploration expenses	69.8	27.5	1.0	—	62.7	3.3	—	164.3

Selling and general expenses	19.3	9.4	2.8	.6	4.8	9.2	.6	46.7
Income tax provisions	78.6	76.4	55.0	4.4	8.8	1.8	24.4	249.4

Results of operations (excluding corporate overhead and interest)	$159.5	173.2	87.1	6.6	38.3	(11.4)	59.0	512.3

Twelve Months Ended December 31, 2003*
Oil and gas sales and other operating revenues	$196.7	360.6	221.6	41.9	77.7	4.2	95.7	998.4
Production expenses	36.8	36.4	27.9	16.5	9.1	—	62.9	189.6
Depreciation, depletion and amortization	36.7	94.0	32.6	7.5	18.5	.2	9.1	198.6
Impairment of properties	3.0	—	—	—	—	—	—	3.0
Accretion of asset retirement obligations	3.3	2.5	2.9	—	.3	.3	.4	9.7
Exploration expenses
Dry holes	36.4	2.8	(.1)	—	17.6	3.9	—	60.6
Geological and geophysical	10.9	5.7	—	—	13.6	1.0	—	31.2
Other	4.6	.5	.4	—	.4	.2	—	6.1

	51.9	9.0	.3	—	31.6	5.1	—	97.9
Undeveloped lease amortization	11.5	3.1	.1	—	—	—	—	14.7

Total exploration expenses	63.4	12.1	.4	—	31.6	5.1	—	112.6

Selling and general expenses	17.0	12.2	2.7	.6	3.8	6.7	.6	43.6
Income tax provisions	13.2	55.6	59.8	.6	3.7	.7	4.3	137.9

Results of operations (excluding corporate overhead and interest)	$23.3	147.8	95.3	16.7	10.7	(8.8)	18.4	303.4

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003*	2004	2003*
Revenues	$2,300,965	1,416,772	8,359,839	5,164,657

Costs and expenses
Crude oil and product purchases	1,724,487	1,032,579	6,153,413	3,678,729
Operating expenses	216,586	161,096	739,407	582,131
Exploration expenses	21,751	24,547	164,227	112,638
Selling and general expenses	34,832	33,247	132,329	119,538
Depreciation, depletion and amortization	82,942	74,908	321,446	258,857
Impairment of properties	—	4,826	—	8,314
Accretion of asset retirement obligations	2,468	2,409	10,017	9,734
Interest expense	13,899	15,063	56,224	57,751
Interest capitalized	(7,077)	(7,565)	(22,160)	(37,240)

	2,089,888	1,341,110	7,554,903	4,790,452

Income from continuing operations before income taxes	211,077	75,662	804,936	374,205
Income tax expense	79,286	19,251	308,541	95,795

Income from continuing operations	131,791	56,411	496,395	278,410
Income from discontinued operations, net of tax	2,689	2,251	204,920	22,780

Income before cumulative effect of change in accounting principle	134,480	58,662	701,315	301,190
Cumulative effect of change in accounting principle	—	—	—	(6,993)

Net income	$134,480	58,662	701,315	294,197

Per Common share - Basic
Continuing operations	$1.43	.61	5.39	3.03
Discontinued operations	.03	.03	2.23	.25
Cumulative effect of change in accounting principle	—	—	—	(.08)

Net income	$1.46	.64	7.62	3.20

Per Common share - Diluted
Continuing operations	$1.41	.61	5.31	3.00
Discontinued operations	.03	.02	2.20	.25
Cumulative effect of change in accounting principle	—	—	—	(.08)

Net income	$1.44	.63	7.51	3.17

Cash dividends per Common share	$.225	.20	.85	.80

Average Common shares outstanding (thousands)
Basic	92,027	91,863	91,986	91,815
Diluted	93,651	93,071	93,444	92,743

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003*	2004	2003*
Operating Activities
Income from continuing operations	$131,791	56,411	496,395	278,410
Adjustments to reconcile income from continuing operations to net cash provided by operating activities
Depreciation, depletion and amortization	82,942	74,908	321,446	258,857
Provisions for major repairs	7,516	7,827	30,208	28,514
Expenditures for major repairs and asset retirement obligations	(3,887)	(5,538)	(18,587)	(66,096)
Dry holes	10,496	12,392	110,866	60,674
Amortization of undeveloped leases	4,710	3,793	16,415	14,720
Impairment of properties	—	4,826	—	8,314
Accretion of asset retirement obligations	2,468	2,409	10,017	9,734
Deferred and noncurrent income tax charges	14,579	9,564	111,344	4,237
Pretax (gains) losses from dispositions of assets	306	(1,873)	(69,594)	(61,524)
Net increase in operating working capital other than cash and cash equivalents	(83,792)	(80,324)	(24,721)	(37,285)
Other	58,085	(2,844)	51,268	2,572

Net cash provided by continuing operations	225,214	81,551	1,035,057	501,127
Net cash provided by discontinued operations	1,161	27,439	61,961	151,151

Net cash provided by operating activities	226,375	108,990	1,097,018	652,278

Investing Activities
Property additions and dry holes	(207,311)	(212,168)	(938,449)	(868,870)
Proceeds from sale of assets	866	110,721	60,404	188,620
Purchase of investment securities	(17,892)	—	(17,892)	—
Other - net	(387)	1,049	(840)	1,309
Investing activities of discontinued operations:
Sales proceeds	298	—	582,973	—
Other	(111)	(20,406)	(9,730)	(68,906)

Net cash required by investing activities	(224,537)	(120,804)	(323,534)	(747,847)

Financing Activities
Increase (decrease) in notes payable	(426,586)	46,899	(454,178)	274,588
Decrease in nonrecourse debt of a subsidiary	(3,829)	(10,957)	(40,799)	(41,656)
Proceeds from exercise of stock options and employee stock purchase plan	978	719	3,156	3,598
Cash dividends paid	(20,709)	(18,374)	(78,205)	(73,464)
Other	—	(1,461)	—	(1,533)

Net cash provided by (used in) financing activities	(450,146)	16,826	(570,026)	161,533

Effect of exchange rate changes on cash and cash equivalents	28,704	10,302	79,642	21,504

Net increase (decrease) in cash and cash equivalents	(419,604)	15,314	283,100	87,468
Cash and cash equivalents at beginning of period	955,129	237,111	252,425	164,957

Cash equivalents at end of period	$535,525	252,425	535,525	252,425

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2003)

(Millions of dollars)

			Dec. 31, 2004	Dec. 31, 2003
Working capital			$429.0	228.5
Total assets			5,461.4	4,712.6
Long-term debt
Notes payable			597.7	1,061.4
Nonrecourse debt			15.6	28.9
Stockholders’ equity			2,649.1	1,950.9

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003[1]	2004	2003[1]
Capital expenditures - continuing operations
Exploration and production
United States	$40.2	58.8	200.3	287.0
Canada	72.9	49.5	345.5	166.5
Malaysia	59.8	39.4	260.2	184.4
Other	12.6	10.8	33.2	51.7

	185.5	158.5	839.2	689.6

Refining and marketing
North America	22.6	57.5	124.0	205.8
United Kingdom	5.3	4.3	10.7	9.6

	27.9	61.8	134.7	215.4

Corporate	.4	.3	1.5	1.1

Total capital expenditures	213.8	220.6	975.4	906.1

Charged to exploration expenses[2]
United States	6.6	9.8	57.0	51.9
Canada	(1.7)	1.3	24.8	9.0
Malaysia	11.0	5.1	62.7	31.6
Other international	1.2	4.6	3.4	5.4

Total charged to exploration expenses	17.1	20.8	147.9	97.9

Total capitalized	$196.7	199.8	827.5	808.2

[1] Reclassified to conform to current presentation.
[2] Excludes amortization of undeveloped leases of	$4.7	3.7	16.4	14.7

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003[1]	2004	2003[1]
Net crude oil, condensate and gas liquids produced – barrels per day	93,834	90,529	96,740	83,452
Continuing operations	93,632	83,664	93,634	76,620
Crude oil and condensate
United States	18,146	6,617	19,154	4,374
Canada – light	127	126	168	582
– heavy	9,623	5,635	5,838	4,705
– offshore	21,512	28,908	25,407	28,534
– synthetic	11,253	10,124	11,794	10,483
United Kingdom	9,329	11,703	10,800	14,513
Ecuador	7,592	8,793	7,735	5,172
Malaysia	15,403	10,665	11,885	7,301
Natural gas liquids
United States	142	136	160	152
Canada	462	758	482	631
United Kingdom	43	199	211	173
Discontinued operations	202	6,865	3,106	6,832

Net crude oil, condensate and gas liquids sold – barrels per day	81,484	92,523	92,366	83,255
Continuing operations	81,282	85,658	89,260	76,423
Crude oil and condensate
United States	18,146	6,617	19,154	4,374
Canada – light	127	126	168	582
– heavy	9,623	5,635	5,838	4,705
– offshore	21,810	27,334	26,306	28,542
– synthetic	11,253	10,124	11,794	10,483
United Kingdom	8,710	14,154	10,800	14,591
Ecuador	174	7,952	3,414	4,997
Malaysia	10,835	12,740	11,020	7,235
Natural gas liquids
United States	142	136	160	152
Canada	462	758	482	631
United Kingdom	—	82	124	131
Discontinued operations	202	6,865	3,106	6,832

Net natural gas sold – thousands of cubic feet per day	89,695	199,402	140,212	215,334
Continuing operations	92,008	113,476	109,452	111,791
United States	71,038	82,464	88,621	82,281
Canada	13,274	18,240	13,972	19,946
United Kingdom	7,696	12,772	6,859	9,564
Discontinued operations	(2,313)	85,926	30,760	103,543

Total net hydrocarbons produced – equivalent barrels per day[2]	108,783	123,763	120,109	119,341
Total net hydrocarbons sold – equivalent barrels per day[2]	96,433	125,757	115,735	119,144

[1]	Reclassified to conform to current presentation.
[2]	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003		2004	2003
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$38.96	23.88	(3)	35.35	24.22	(3)
Canada (2) – light	42.51	28.42		37.70	27.68
– heavy	20.54	11.33	(3)	20.26	12.36	(3)
– offshore	41.54	28.29	(3)	36.60	27.08	(3)
– synthetic	47.83	23.86	(3)	40.35	24.97	(3)
United Kingdom	40.13	30.06		36.82	29.59
Ecuador	27.95	22.36		24.78	22.99
Malaysia	44.36	31.64		41.35	29.42
Natural gas liquids – dollars a barrel (1)
United States	$36.05	24.21		29.77	23.42
Canada (2)	36.42	25.48		30.83	24.63
United Kingdom	—	23.41		26.91	22.49
Natural gas – dollars per thousand cubic feet
United States (1)	$7.58	4.73	(3)	6.45	5.29	(3)
Canada (2)	6.92	4.27	(3)	5.64	4.47	(3)
United Kingdom (2)	5.52	4.28		4.52	3.50

Refinery inputs – barrels per day	179,365	147,184		176,445	129,395
North America	142,699	109,024		139,790	93,851
United Kingdom	36,666	38,160		36,655	35,544

Petroleum products sold – barrels per day	352,110	301,053		338,908	264,928
North America	314,029	264,808		301,801	229,876
Gasoline	218,102	186,137		207,786	162,911
Kerosine	9,633	3,840		4,811	4,388
Diesel and home heating oils	63,973	56,870		66,648	43,373
Residuals	15,246	12,148		13,699	10,972
Asphalt, LPG and other	7,075	5,813		8,857	8,232
United Kingdom	38,081	36,245		37,107	35,052
Gasoline	10,559	12,761		11,435	12,101
Kerosine	3,590	2,949		2,756	2,526
Diesel and home heating oils	15,225	12,769		14,649	13,506
Residuals	3,955	3,907		4,062	3,816
LPG and other	4,752	3,859		4,205	3,103

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effect of the Company’s 2003 hedging program.